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                                                                   EXHIBIT 10.19

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[****]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.

                FERRETTI GROUP USA, INC. AND BERTRAM YACHT, INC.
                             DEALER AGREEMENT 2003
                      - 2006 MARINEMAX INTERNATIONAL, LLC

THIS AGREEMENT ("Agreement") is made September 30, 2003, effective September 30, 2003 (the "Effective Date") between Ferretti Group USA, Inc., a Florida corporation, 1535 S.E. 17th Street, Suite 205, Fort Lauderdale, FL 33316, telefax 954-525-4550 ("FGUSA"), its affiliate Bertram Yacht, Inc., a Delaware corporation ("Bertram"), 3663 N.W. 21st Street, Miami, Florida 33142, telefax 305-635-1388, (collectively, FGUSA and Bertram are "Ferretti Group" herein) and MarineMax International, LLC, a Delaware limited liability company, 18167 US 19 North, Suite 499, Clearwater, FL 33764, telefax 954-922-6105 ("MarineMax" or "Dealer").

WHEREAS, FGUSA and Bertram are separate but affiliated companies, which desire to have MarineMax serve as the exclusive dealer for their yachts and other products in such markets within the Territory (defined below) in which they each have no current dealers, as well as in the future if the parties agree on terms with respect to (i) such additional markets as provided herein, when dealerships for such markets are not renewed or terminated and (ii) additional brands acquired by FGUSA or Bertram or an affiliate thereof; and,

WHEREAS, MarineMax desires to be a dealer of FGUSA and Bertram yachts and other products as above provided; and,

WHEREAS, FGUSA, Bertram, and MarineMax, are committed to reaching a very high level of cooperation at the highest levels of their organizations and to developing the FGUSA and Bertram brands throughout the Territory;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties have agreed as follows:

1. Appointment of Dealer. FGUSA and Bertram hereby each separately appoints Dealer as their exclusive dealer for the retail sale, display, and servicing respectively of (i) FGUSA products and repair parts and (ii) Bertram products and repair parts (collectively, the foregoing products and repair parts are "Product" or "Products"), manufactured respectively by those manufacturers listed on Exhibit A-1 and Bertram (the "Manufacturers") within the defined marketing territory set forth in Paragraph 2 below (the "Territory"). The Products shall be purchased only from FGUSA and Bertram, respectively. FGUSA and Bertram each agree that they shall not make any direct sales to purchasers (except that Bertram can sell directly to governments, or for coast guard, civil defense, or military purposes) and will not appoint or knowingly allow other dealers to sell Products within the Territory. All FGUSA Products built for use in the Territory shall be distributed, held for sale, sold and serviced solely by and through Dealer. This Agreement does not grant a franchise nor franchise rights under the laws of any state or jurisdiction. No franchise fee has been paid to FGUSA or Bertram in connection herewith.

2.       Territory; Restrictions Related Thereto; and First Refusal.

         A. Territory. Dealer shall have the exclusive right to sell at retail, display (except for FGUSA and Bertram), and service the Products and shall concentrate its sales and service effort within the following Territory:

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         (i)      Those areas of the continental United States, Canada and the
                  Bahamas where (i) as to FGUSA Products, FGUSA currently has no dealers and where (ii) as to Bertram Products, Bertram currently has no dealers, as set forth in Exhibits A-2 and A-3.

         (ii) Those areas of Mexico; Antigua and Barbuda; Aruba, Curacao and Bonaire; Dominica; Dominican Republic; Grenada; Haiti; Jamaica; Puerto Rico; Trinidad and Tobago; St. Kitts and Nevis; St. Lucia; St. Vincent and the Grenadines; and the U.S. Virgin Islands; where (i) as to FGUSA Products, FGUSA currently has no dealers and where (ii) as to Bertram Products, Bertram currently has no dealers, as set forth in Exhibits A-2 and A-3. With respect to the areas in this subparagraph (ii), MarineMax's appointment is subject to two conditions: (a) that MarineMax submit a business plan within ninety (90) days of the date hereof for such of the designated areas which it would like to service and (b) that local dealerships be opened in such areas within a year from the date hereof.

         (iii) Sales by dealers to parties who register their yachts in any jurisdiction in the Caribbean for tax planning purposes, which yachts are not kept in the Territory, shall not violate this Agreement nor entitle MarineMax to any compensation. Sales by MarineMax to parties within the Territory who register their yachts in any jurisdiction outside the Territory for tax planning purposes, which yachts are kept in the Territory, shall not violate this Agreement.

It shall be a pre-condition to the further appointment of MarineMax into any such area described in Section 2(A)(ii) above that MarineMax agree, with respect to each such area, not to carry, sell, or otherwise deal in the sale of new products competitive with the Products to be carried by MarineMax for that area. The determination of what products are competitive with the Products shall be made by FGUSA and Bertram, in consultation with and in the spirit of cooperation with Marine Max, recognizing that it is the parties intent to prevent situations in which MarineMax would be selling brands substantially in competition with those of FGUSA and Bertram. Provided, however, that the parties acknowledge and agree that the following brands are not competitive for purposes of this
Agreement: (i) Sea Ray, (ii) Hatteras, but only in Florida and Texas -- elsewhere, only Hatteras yachts 82 feet and above will be deemed non-competitive; and (iii) and other brands currently carried by MarineMax as set forth in Exhibit G.

         B. Restrictions Related to Territory. Dealer will not knowingly sell Products for use by or to a purchaser located outside of the Territory, or to others for the purpose of resale without the prior written consent of FGUSA or Bertram, as appropriate. Dealer shall not utilize the services of a broker or similar agent to sell Product unless employed as a subcontractor of the Dealer or working for the Dealer subject to the terms and conditions of this Agreement. Dealer shall not sell, advertise, solicit for sale, or offer for resale Products outside of the Territory except that Dealer may advertise in recognized and established marine publications with cross-territorial distribution reasonably acceptable respectively to FGUSA or Bertram. Dealer shall use discretion in trying to avoid advertising price (with the exception of the current MSRP or Dealer's Value Price) of Products in any electronic media, newspaper, trade publications or other publication or medium that is cross territorial and/or distributed outside of the Territory and FGUSA and Bertram each agree to discourage such advertising by their other dealers in future dealership agreements, to the extent permitted by law. Dealer agrees to provide appropriate facilities and to assume full and complete managerial authority and responsibility for the display, retail sale and service of the Products at its dealership locations.

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THE OMITTED PORTIONS.


         C. Dealer's Right of First Refusal. So long as Dealer is meeting the minimum purchase level ("MPL") required by Paragraph 3.H, and set forth in Exhibit D, of this Agreement, and is not otherwise in breach of any material provisions hereof, Dealer shall have the first right of refusal to be the exclusive dealer for any market in the Territory [****] in the event that any such market becomes available due to non-renewal or termination with respect to current or future FGUSA brands, or Bertram, subject to the following conditions:

         (i) Prior to the further appointment of MarineMax into any market, MarineMax shall agree, with respect to each such market, not to carry, sell, or otherwise deal in the sale of new products competitive with the Products to be carried by MarineMax for that area. The determination of what products are competitive with the Products shall be made by FGUSA and Bertram, in consultation with and in the spirit of cooperation with MarineMax, recognizing that it is the parties intent to prevent situations in which MarineMax would be selling brands substantially in competition with those of FGUSA and Bertram. Provided, however, that the parties acknowledge and agree that the following brands are not competitive for purposes of this
                  Agreement: (i) Sea Ray; (ii) Hatteras, but only in Florida and Texas -- elsewhere, only Hatteras yachts 82 feet and above will be deemed non-competitive; and (iii) and other brands currently carried by MarineMax as set forth in Exhibit G.

         (ii) If the event a market or brand becomes available due to non-renewal, termination, or acquisition by FGUSA, Bertram or by an affiliate, FGUSA or Bertram shall, respectively, promptly notify Dealer in writing that such market or brand is or will become available. Dealer shall respond in writing to FGUSA or Bertram within thirty (30) days following receipt of such notice, indicating its desire to accept or decline the appointment as the exclusive dealer for such market. The parties acknowledge and agree that future acquisitions as described in this subparagraph will be subject to the acquired entities' dealership and distribution arrangements or agreements which will not be subject to the requirements of this Agreement until such expire or are terminated. FGUSA and Bertram will not renew such distribution arrangements or dealer agreements, when the terms of such (and the renewal rights specified therein) expire without first affording MarineMax a right of first refusal in accordance with this Paragraph 2.C.

         (iii) If MarineMax indicates a desire to accept the appointment, MarineMax shall be so appointed upon submission of a business plan with implementation timetables, and approval thereof by FGUSA or Bertram, as to their respective Products by FGUSA and Bertram. If Dealer fails to accept the appointment for a particular market in writing, or Dealer's business plan is not approved after having been evaluated in good faith by either FGUSA or Bertram, as to their respective Products, FGUSA and Bertram may, respectively, appoint another dealer in that market. It is understood, however, that all decisions made by the parties with respect to expansion of their relationship will be made in consultation with each other, as the parties desire to continue to expand their relationship in a cooperative and collaborative manner.

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3.       Dealer's Responsibilities. Dealer shall:

         A.       Best Efforts. Devote its commercially reasonable best efforts
(i) to appropriately promote, display, advertise (including without limitation attending, producing, arranging for delivery of vessels, and managing the production of the displays for each of the Manufacturers and for the Ferretti Group, at regional boat shows (as set forth on Exhibit B-1 and B-2) at its own expense and (ii) to sell the Products in accordance with the terms of this Agreement and as specified, without limitation, in accordance with the advertising and promotional guidelines set forth in Exhibit B-1 and B-2. Dealer will submit an advertising and promotional plan to FGUSA and Bertram, respectively, yearly within thirty (30) days of each anniversary of the Effective Date.

         AA.      Signs. Display and utilize signs, graphics and image elements with the Manufacturers' Identification, as defined herein, that will positively reflect the Manufacturer's image and promote the retail sale of the Products. Dealer shall use its best efforts, subject to governmental regulations, within one hundred twenty (120) days of the Effective Date, to erect and maintain signs of the highest quality and appearance, adequate to identify Dealer's places of business as dealerships where the Products and service are available. The design of all signs bearing Identification or the Manufacturers' names shall be consulted with FGUSA and Bertram, respectively, and in every event be subject to approval by FGUSA and Bertram, respectively, which shall not be unreasonably withheld.

         B. Inventory and Sales Staff; Sales Locations. Purchase and carry on hand a sufficient inventory of current Products to meet the reasonable demand of customers. Dealer shall stock sufficient inventory at all locations set forth on Exhibit C to support the Target Purchases set forth in Exhibit D. Dealer shall at all times (i) maintain a staff of "product managers" dedicated to the Manufacturers' brands, (ii) a staff properly and specially trained in the sales of Products, and (iii) sell the Products through boutique locations and shared locations (collectively, "Dealer Locations"), as described in Exhibit C. MarineMax will send FGUSA and Bertram sales consultants every year to Bertram's, FGUSA's, and Manufacturers' training sessions (such training sessions, conducted by Bertram, FGUSA, and the Manufacturers, are hereafter "University") at its own expense.

         C. Service Departments. Maintain at each Dealer Location (unless a sales location only and then service is to be provided at another Dealer Location, or an associated or subcontracted location approved and authorized by FGUSA or Bertram, which approval shall not be unreasonably withheld, conditioned or delayed) a service department that Dealer agrees to staff, train and equip to promptly and professionally service Products and to maintain at said location commercially reasonable parts and supplies to properly service Products on a timely basis. Dealer shall render at all service facilities prompt, workmanlike, courteous and willing service, with respect to the Products without regard to the dealership from which the Products were purchased, so long as such Products were sold in the Territory. MarineMax will send its FGUSA and Bertram service team every year to University at its own expense.

         D. Product Orientation. Perform Product orientation services prior to delivery to the purchaser and perform post-sale service of Products originally sold by Dealer and brought to Dealer for service. Dealer shall advise purchasers that dealers in other locations are not required to provide warranty and service work for the purchaser and all such work is the responsibility of Dealer. Dealer shall instruct the purchaser to contact it prior to moving the Product so arrangements for warranty or service work can be made.

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         E.       Delivery of Warranty. Furnish each Product purchaser with
FGUSA's or Bertram's Limited Warranty on new Products and with information and training as to the safe and proper operation and maintenance of the Product.

         F. Warranty Registration. Complete and submit FGUSA's or Bertram's warranty registration card upon delivery of the Products to the purchaser and assist FGUSA and Bertram in performing Products defect and recall campaigns. FGUSA and Bertram will notify Dealer if either, respectively, has not received the warranty registration card.

         G. Records; Internet Accessible Joint Database. Maintain complete Product purchase, sales and service records and report to FGUSA or Bertram, upon reasonable request, the name and address of each Product purchaser and provide access to such records, along with such commercial and technical information concerning its activities, as FGUSA or Bertram's requests within ten (10) business days of such request. Dealer shall maintain such records for a period of six (6) years from the retail sale of each Product which obligation contained shall survive the expiration or earlier termination of this Agreement. In addition, Dealer shall allow the Ferretti Group direct access via the Internet to FGUSA and Bertram customers and prospects. Dealer agrees to work with the Ferretti Group to develop jointly a database management system for its customers and prospects for use by Dealer and the Ferretti Group.

         H. Purchase and Service Performance. Achieve Minimum Purchase Levels from FGUSA and Bertram in aggregate as set forth on Exhibit D. If MarineMax is not able to meet the MPL agreed and targeted, the parties shall consult with each other in an effort to collaboratively consider the reasons why these levels were not reached and if a reasonable cure can be attained. Failure to meet such obligations shall nevertheless constitute a material breach of this Agreement giving rise to FGUSA's and Bertram's right, either jointly or separately, to terminate this Agreement after consultation with MarineMax as above described. Dealer knows of no current market conditions that would affect its ability to comply with these obligations. Dealer shall also achieve Product service performance in accordance with commercially reasonable standards established by FGUSA and Bertram, respectively, in cooperation with Dealer from time to time as described in Paragraph 13 below, it being understood that the parties joint intent is that service standards be consistent with the image of the Ferretti Group's brands. With respect to any civil law jurisdictions including but not limited to the State of Louisiana and the Commonwealth of Puerto Rico, Dealer confirms that the purchase obligations set forth herein are reasonable.

         I. Business Practices. Conduct business in a manner that preserves and enhances the reputation and goodwill of FGUSA, Bertram and Dealer for providing quality products and services. All Dealer advertising will take into account the quality and reputation of the Products and the Manufacturers and be designed to maintain and enhance such reputation. Neither Dealer, nor any of its related companies, will, nor will it permit any of their officers and employees to, compete with FGUSA, Bertram, or the Manufacturers, either directly or indirectly, in the manufacturing, buying, dealing, promoting, importing or selling of brands which significantly compete with the Products, except in areas in which Dealer is not acting as the dealer for FGUSA or Bertram hereunder, and except for (i) Sea Ray; (ii) Hatteras, but only in Florida and Texas -- elsewhere, only Hatteras yachts 82 feet and above will be deemed non-competitive; and (iii) and other brands currently carried by MarineMax as set forth in Exhibit G. . Dealer shall not use deceptive, unfair or unethical practices or advertising, which might be detrimental to FGUSA or Bertram, their goodwill and reputation, or that of other dealers of any of the Products. Dealer shall promptly comply with reasonable sales, service and other directives issued by FGUSA or Bertram from time to time, as well as with such policies and procedures as are established, and as may be modified, from time to time, in the respective Dealer Manuals for each brand

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         J.       Self-Financing. Maintain an ability to purchase Product
inventory via lines of credit sufficient to meet Target Purchases after considering reasonable sales expectations.

         K. Confidentiality. Maintain in confidence all FGUSA, Bertram and Manufacturers, proprietary and confidential information which is disclosed to Dealer, including without limitation any news and information regarding FGUSA's, Bertram's or Manufacturers' production, projects, manufacturing processes, or use of components, of which it may become aware until such are officially disclosed by FGUSA, Bertram, or the Manufacturers to the public generally.

         L. Competing Products; New Brands. Dealer (its affiliates, subsidiaries, and related companies) shall not carry, market or sell any brand that significantly competes with the Products within the Territory.
[****] brands currently carried by MarineMax as set forth in Exhibit G. [****]

4. FGUSA and Bertram Responsibilities. FGUSA and Bertram, respectively, shall:

         A. Database. Provide Dealer access to its current Territory customer database promptly following execution of this Agreement and work with Dealer to develop jointly a database management system for customers and prospects within the Territory for use by all parties hereto.

         B. Promotion, Advertising and Sales Materials. Collaborate with Dealer on marketing and advertising, and boat show participation, as well as develop and provide MarineMax sales materials, including but not limited to, brochures and technical information, tailored for the U.S. market and produced in consultation with MarineMax, all in accordance with Exhibits B-1 and B-2, and otherwise provide and comply with all provisions set forth in Exhibit B-1 and B-2.

         C. Training and Support. Provide adequate training of Dealer personnel in the Products, potentially and eventually including but not limited to online e-learning courses, as well as provide technical support required to establish Dealer Locations as provided in Paragraph 3.B and Exhibit C.

         D. Products: Warranty Service. Provide commercially reasonable products, parts and accessories for purchase by Dealer in a commercially timely manner and comply with its warranty obligations pursuant to Paragraph 10 in a commercially reasonable manner.

         E. Miscellaneous. Comply with and fulfill all obligations described in Paragraphs 1 and 2 of this Agreement.

4.A      Orders. Dealer agrees to submit orders to FGUSA and Bertram in a manner and format prescribed by FGUSA or Bertram, which orders shall be subject to FGUSA's and Bertram's then current terms and conditions of sale, which shall not be inconsistent with the terms of this Agreement, unless agreed by the parties in writing. FGUSA and Bertram shall notify Dealer in writing within seven (7) business days following receipt of a purchase order its acceptance of an order, failing which such shall

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be deemed rejected. Dealer shall have seven (7) business days to reject the sales order received from FGUSA or Bertram, failing which it shall be deemed accepted.

5.       Prices; MSRP; Price Subsidies; Security Interests.

         A. Prices. The prices to be paid by Dealer for the Products (including parts) may be modified by FGUSA or Bertram [****]. Discounts and deposits shall be as described on Exhibits E-1 and E-2.

         B. MSRP. [****] establish the MSRP for FGUSA Products [****]. [****] establish and publish suggested retail prices and may modify such at any time, [****].

         C. Price Subsidies. For FGUSA Products only, Dealer will be paid by FGUSA an amount equal to the total [****] (i) for a period not to exceed [****] from the date of Delivery as defined in Paragraph 7 below for yachts between [****] feet and [****] feet and (ii) for a period not to exceed [****] from the date of Delivery for yachts under [****] feet. Additionally, as to yachts sold prior to the expiration of the subsidy period, Dealer shall receive [****] of the subsidy for the remaining months from the date of retail sales in the relevant subsidy period [****], if the Dealer does not accept a trade in, Dealer shall be paid [****] of the [****] subsidy. Dealer shall be paid [****] of the reimbursement subsidy for stock orders converted to retail for yachts up to [****] feet. For yachts above [****] feet, FGUSA and Dealer will mutually determine subsidy on a boat-by-boat basis.

         D. Security Interests. FGUSA and Bertram shall each, respectively, retain a security interest and lien on all their respective Products [****] until Products are paid for in full in cash. Dealer agrees to promptly execute upon request (and hereby confers an irrevocable special power of attorney in favor of FGUSA and Bertram, respectively, to sign and/or file with appropriate government agencies such agreements and statements that reasonably may be required by FGUSA and Bertram to confirm and perfect such security interests).

6.       Shipments. All shipments of Products shall be made FOB (ICC Incoterms
2000) port of delivery as agreed by the parties. If FGUSA or Bertram ship Products not ordered by Dealer, Dealer shall have the right to refuse delivery, in which event FGUSA or Bertram, respectively, shall pay all costs incurred in returning same to FGUSA or Bertram.

7. Risk of Loss; Delivery Definition; Insurance. Risk of loss for Products ordered by Dealer shall pass to Dealer at the time of "Delivery," at which time title shall pass as provided in Paragraph 8. Delivery occurs with respect to FGUSA Products when the Products are tendered to the designated carrier at the port of delivery or as agreed by the parties in the order. FGUSA will arrange for insurance from the shipping point to the port of delivery. Dealer shall arrange for and pay for insurance to its final delivery point. Dealer will be an additional insured on all insurance policies, to the extent of its deposits. FGUSA will assist Dealer in the processing and collection of any claims against the carrier and insurer contracted by FGUSA. Delivery occurs with respect to Bertram Products when the Products are tendered for Delivery at Bertram's premises in Miami.

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8.       Payment; Inspection; Tax Reimbursement; Cancellation.

         A. Payment; Title; and Delivery. All Products sold to Dealer shall be paid for simultaneously with Delivery as defined above, at which time title shall pass, unless the Dealer certifies the existence of a material defect, either individually or collectively, as provided below. FGUSA or Bertram shall notify Dealer by e-mail and facsimile when the Products will be ready for Delivery. With respect to all Products other than CRN and Custom Line, Dealer shall have seven (7) days from the date specified for Delivery to accept the yacht. With respect to CRN and Custom Line Products, Dealer shall be given fifteen (15) days notice via e-mail and telefax as to when the Product is ready for inspection at the Manufacturer's premises in Ancona, Italy and seven (7) days from such date to complete its inspection. With respect to all yachts, if Dealer does not accept Delivery of the vessel within such seven (7) day period, FGUSA or Bertram, as applicable, shall have the right to consider the order cancelled by the Dealer unless the Dealer provides FGUSA or Bertram, as applicable, a written certification as part of its punch list stating the yacht is materially defective, either individually or collectively -- in which event the provisions of Paragraph B below shall apply, and, failing which the provisions of Paragraph D below shall apply.

         B. Inspection Process. Following inspection, Dealer shall advise FGUSA or Bertram, as applicable, in writing within the time frames specified above, of any alleged defects in the Products. FGUSA or Bertram shall, respectively, remedy any defects - which the parties agree are defects --within thirty (30) days (or such longer period as is reasonably necessary) of receipt of the Dealer's advice thereof. If Dealer has certified the existence of a material defect, either individually or collectively, upon FGUSA's or Bertram's certification, as applicable, that the material defect, either individually or collectively, has been corrected, Dealer shall be provided notice thereof and upon satisfactory re-inspection of the yacht within such reasonable time as specified in the notice, Dealer shall thereupon accept and pay for the yacht. If FGUSA or Bertram fail to remedy the defect, Dealer shall not be required to accept or pay for the yacht. The failure by Dealer to advise FGUSA or Bertram, as applicable, of alleged defects prior to Delivery, as provided herein, shall constitute an absolute waiver by Dealer, or any party claiming through Dealer, of any claims for obvious defects. The parties acknowledge, however, that such a waiver shall not hinder Dealer's ability to make appropriate warranty claims.

         C. Reimbursement of Taxes. Dealer shall cause to be paid or shall make reimbursement to FGUSA or Bertram in full for any and all taxes, duties, or other charges imposed by federal, state, municipal or other governmental authority upon any purchase or sale under this Agreement

         D. Cancellation. Notwithstanding anything to the contrary in this Agreement, in the event of Dealer's bad faith cancellation, rejection or non-acceptance of any order or Product, whether in part or in full, or default in Dealer's obligation to make any additional deposits required hereby, Dealer agrees (i) to compensate FGUSA for the cost to convert such vessel back to European standards and (ii) that its deposits shall be retained as agreed upon liquidated damages, subject to FGUSA's and Bertram's obligation to mitigate damages.

9. Product Modification and Designations. FGUSA and Bertram shall each have the right to discontinue the sale of Products or to modify the design and components of Products at any time; provided, however, that FGUSA or Bertram shall notify Dealer, upon receipt of order, of any significant design changes with respect to Products. If any visible modification is inconsistent with an order, with respect to yachts sold by the Dealer, and such modification is not acceptable to customer, FGUSA or Bertram, as applicable, shall modify the yacht to conform to the order as long as such is commercially

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reasonable. If FGUSA or Bertram, as applicable, is not able to make reasonably satisfactory modification, Dealer may cancel the order without liability or penalty. If FGUSA discontinues a brand, MarineMax shall have the right to [****]. FGUSA may market any Products with a different model designation from that used in Europe.

10.      Warranties.

         A. Only Warranty. Dealer shall sell Products only on the basis of FGUSA's or Bertram's, as applicable, published Limited Warranty and make no other warranty or representations concerning the Products, express or implied, either verbally or in writing. The Limited Warranty currently used by FGUSA and Bertram is as set forth in Exhibits F-1 and F-2, though it may be modified by FGUSA or Bertram in their sole discretion, provided that as long as this Agreement is in effect, the Limited Warranty provided by FGUSA and Bertram on yachts sold by MarineMax shall run from the date of retail sale for one (1) year on all items manufactured by the Manufacturers and five (5) years on the hulls. All warranty claims shall be reported to FGUSA or Bertram, as applicable, by Dealer and coordinated by FGUSA or Bertram, as applicable, which shall provide warranty support in accordance with their respective Dealer Manuals, including the coordination of all warranty claims on items installed but not manufactured by FGUSA or Bertram, as applicable.

         B. Display. Display at each Dealer Location Product warranty information and furnish and make known to the first-use purchaser at the time of delivery the appropriate operations and maintenance manual provided by FGUSA or Bertram, the Product installation instructions, if any, together with the applicable written Limited Warranty, including all disclaimers and limitations thereto.

         C. Inform Customers. Expressly inform the purchaser of the terms of the FGUSA or Bertram Limited Warranty, that no FGUSA or Bertram warranty applies if the Product is "used," which includes personal or substantial demonstration, such as, for example, boats used as "tournament boats" (but excludes reasonable sea trials and demos for prospective customers or for marketing purposes. unless FGUSA or Bertram, as applicable, expressly authorize such warranty in writing). No Product warranty shall apply if the design or material of the Product is modified without the express authorization of FGUSA or Bertram, as applicable, in writing.

         D. Timeliness; Cost of Warranty Labor. Provide timely warranty service on Product presented to Dealer by purchasers at a warranty labor rate equal to (i) ninety percent (90%) of Dealer's posted shop labor rate, or (ii) if a subcontractor is used, the lesser of one hundred percent (100%) of a subcontractor's posted shop labor rate or the actual amount paid to a subcontractor.

         E. Access to Records. Provide FGUSA or Bertram, as applicable, with access to its books and records and provide such additional documentation which FGUSA or Bertram may reasonably request to verify the accuracy of the warranty claims submitted to FGUSA or Bertram by Dealer and the service provided by Dealer with regard to such warranty claims. FGUSA or Bertram, as applicable, shall pay or credit all claims properly submitted to it in accordance with its warranty claims policy, as such may be modified from time to time by FGUSA or Bertram in their sole but reasonable discretion, subject to the limitations described herein with respect to the duration of the warranties as provided in Paragraph A above, within thirty (30) days after receipt of all required documentation.

         F. Storage and Maintenance. Dealer undertakes to properly store, transport, insure and

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

         maintain all yachts sold to Dealer under this Agreement in accordance with the highest standards from the date such yachts are delivered to the Dealer. Dealer shall hold, and indemnify, Distributor harmless from all damages and costs (including without limitation, attorney fees and costs, including those in any appeals) resulting from a breach of the obligations set forth in this paragraph.

11. Indemnification. FGUSA or Bertram, as applicable, shall indemnify, defend and hold harmless Dealer from and against any and all loss, cost, or expense, including but not limited to judgments, claims, demands, settlements, including attorneys' fees, related to or arising out of the defective manufacture of the Products, including all parts and accessories, or the sale of the Products to Dealer pursuant to this Agreement. MarineMax shall indemnify, defend and hold harmless FGUSA or Bertram, as applicable, from and against any and all loss, cost, or expense, including but not limited to judgments, claims, demands, settlements, including attorneys' fees, related to or arising out of the defective modification, or any modification not authorized in writing by FGUSA or Bertram, as applicable, of the Products, or any misrepresentation made by MarineMax or any of its officers, employees or agents, with respect to the Products. This Paragraph shall survive termination for a period not to exceed six (6) years from the date of retail sale of each yacht.

12. Trademarks and Service Marks. Dealer acknowledges that FGUSA, the Manufacturers, or their related or affiliated companies are the exclusive owners of various trademarks, logos, service marks, trade designations and trade dress (collectively "Identification") which FGUSA and the Manufacturers use in connection with Products and their businesses. Dealer is authorized to use Identification only in the manner prescribed by FGUSA or Bertram, only in connection with the promotion and sale of Products and only until the expiration or earlier termination of this Agreement. Dealer shall not use Identification in any manner that adversely reflects upon the reputation of FGUSA or the Manufacturers or in relation to any other matter that is a breach of this Agreement. Dealer shall not use Identification or knowingly advertise outside of the Territory without FGUSA's or Bertram's express written consent. Authorization shall not be interpreted as a license for use of Identification. Dealer acquires no proprietary rights with respect to Identification and this authorization shall terminate simultaneously with the expiration or earlier Termination of this Agreement. In the event of expiration or earlier termination of this Agreement, Dealer shall promptly discontinue use of Identification in any way whatsoever and shall thereafter not use, either directly or indirectly, any Identification or any confusingly similar Identification in a manner likely to confuse, mistake or deceive the public and remove such signs within ninety
(90) days, failing which FGUSA is hereby irrevocably authorized to remove such signs from Dealer's places of business and destroy them, at Dealer's expense.

13. Service Performance Standards. Dealer and FGUSA shall work together to establish fair and reasonable standards of service performance for the Dealership consistent with the image of the brands.

14. No Agency Created; Separate Entities. It is understood and agreed that neither party is, nor shall it at any time represent itself to be, the agent, employee, representative or franchisee of the other. Neither party shall enter into any contract or commitment in the name of or on behalf of the other. Dealer shall include in its sales contract for Products the statement: "Dealer [or MarineMax] is an independent business enterprise and not an agent of is distributor or the manufacturer and no party to this Agreement shall make such a claim." MarineMax confirms that it understands that FGUSA and Bertram are entirely separate entities; that it has specifically consulted counsel in this regard; and that it shall not assert a claim against Bertram for matters involving FGUSA, or against FGUSA for matters involving Bertram.

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[****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


15.      Term of Agreement; Termination.

         A. Term. The term of this Agreement shall be three (3) years beginning on September 30, 2003, and ending on August 31, 2006 (the "Term"). Provided that Dealer has purchased from the Ferretti Group either [****] of Target Sales or [****] of its Minimum Purchase Level ("MPL") for the 2003-2004 year as set forth on Exhibit D [****], and is not otherwise in material breach of its obligations, the Agreement will be extended by one (1) year. Likewise, provided that Dealer has purchased from the Ferretti Group either [****] of Target Sales or [****] of its MPL for the 2004-2005 year as set forth on Exhibit D by August 31, 2005, and is not otherwise in material breach of its obligations, the Agreement will be extended by one (1) additional year. Notwithstanding the foregoing, if Dealer fails to meet MPL due to Bertram's or FGUSA's failure to deliver Products in accordance with the terms of the orders therefore, the Products in question shall be deemed purchased for the sole purpose of measuring compliance with MPL requirement and volume discounts. If this Agreement is extended to August 31, 2008, the parties shall meet on or before August 31, 2007, to discuss the terms and conditions upon which the Agreement can be further extended in time, as to other territories, and with respect to future brands beyond the contemplated termination date. In any event, if this Agreement has not been terminated on or before August 31, 2007, no party will terminate this Agreement other than (i) due a material breach as specified in subparagraph C of this Section or (ii) pursuant to subparagraph D of this Section, below, without giving the other party at least twelve (12) months notice. It is understood, however, that any extension beyond the initial Term will involve purchase and sale requirements not on a Ferretti Group basis alone, but segmented by brand as well.

         B. Termination by Mutual Consent. This Agreement may be terminated at any time by the mutual consent of the parties - by MarineMax and FGUSA, with respect to FGUSA and by MarineMax and Bertram, with respect to Bertram.

         C. Termination for Breach or Default. It is the desire of neither party to terminate this Agreement for any reason during the Term hereof, as such may be extended. Therefore, before any party notifies the other of a material breach (other than as a result of an act of bad faith), the parties shall communicate with each other regarding the reasons for their concerns and attempt in good faith to resolve the concerns in a mutually satisfactory and timely manner. Only if the parties are unable to do so, either party may, upon thirty
(30) days written notice to the other stating the reasons therefore, terminate this Agreement upon the other party's breach or default in any of the material obligations, covenants, representations, warranties or duties imposed herein and provided that the breach or default has not been cured or commenced to be cured during the thirty (30) day notification period.

         (i) The following shall be defined as breaches of the Dealer's material obligations, covenants, representations, warranties or duties: the commission of an act of bad faith, failure to meet MPL performance standards, failure to meet commercially reasonable service standards consistent with what the parties have agreed as provided herein, intentional sales outside the Territory, failure to comply with any of the material obligations accepted by Dealer as set forth in Paragraphs 3.A, 3.C, 3G, 3.H, 3.L, 10.A, 10,E, and 10.F hereof.

         (ii) The following shall be defined as breaches of FGUSA's or Bertram's material obligations, covenants, representations, warranties or duties: the commission of an act of bad faith, failure to comply with any of the material obligations accepted by FGUSA or

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.


                  Bertram as set forth in Paragraphs 1, 2, 4.B and 4.D hereof, including such material obligations as are set forth in Exhibits B-1 and B-2.

         (iii) If the breach or default is not subject to cure because it resulted from the commission of an act of bad faith, this Agreement may be terminated immediately, effective upon notice to the breaching or defaulting party.

         D. Automatic Termination. This Agreement may be immediately terminated by a party upon written notice to the other party if any of the following occur with regard to the other party: (1) the other party ceases to exist other than due to a corporate reorganization; (2) the other party becomes insolvent or takes or fails to take any action which constitutes an admission of inability to pay debts as they mature; (3) the other party makes a general assignment for the benefit of creditors to an agent authorized to liquidate any substantial amount of assets; (4) the other party becomes a subject of an "order for relief" within the meaning of the United States Bankruptcy Code; (5) the other party applies to a court for the appointment of a receiver for any assets or properties; (6) Dealer makes a fraudulent misrepresentation that is material to this Agreement; (7) there is a change in control in the ownership of MarineMax which results in the association through direct or indirect ownership of MarineMax with another yacht manufacturer which competes with the Ferretti Group.

         DD.      Repurchase. If this Agreement is terminated:

         (i) Repurchase Obligation. By FGUSA or Bertram, respectively, other than as a result of a reason set forth in Paragraph D above, [****]. Dealer shall thereupon provide written notice to FGUSA or Bertram of all unsold Products [****], including Product serial numbers and the [****] for each Product. Upon the termination of this agreement [****], Dealer shall [****], as applicable, shall reimburse Dealer for all deposits on yachts made [****], in which case FGUSA or Bertram, as applicable, shall deliver the yacht [****] fulfill its obligation to the customer. FGUSA or Bertram, as applicable, shall have [****] to accept and close upon Dealer's offer of sale, which acceptance shall be provided by a written notice given to Dealer. [****]. Dealer shall deliver all title documentation reasonably requested by FGUSA or Bertram and Dealer shall execute, if needed a limited power of attorney on behalf of FGUSA or Bertram, for purposes of executing all necessary title documentation. Payment for purchased Product shall be, at Dealer's option, by credit, offset or payment made to Dealer within [****] or delivery to FGUSA or Bertram, as applicable, if earlier.

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[****] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


         (ii) Repurchase Option. Pursuant to subparagraph D, or upon the mutual consent of the parties hereof, or without cause by MarineMax, FGUSA and Bertram shall each, as applicable, have an option to repurchase Dealer's inventory of their respective Products in accordance the procedures, and at the prices, set forth above. If Dealer terminates this Agreement pursuant to paragraph 15.C., Dealer shall have the right to [****].

         E. Ongoing Sales of Parts. If FGUSA or Bertram terminate, or FGUSA or Bertram, and Dealer mutually terminate this Agreement prior to its expiration date, provided the termination is not for quality of service as provided above, fraud, or financial instability or insolvency of Dealer, FGUSA and Bertram may nevertheless continue to sell warranty parts and accessories for Products on a cash on delivery basis for a period not to exceed twelve (12) months from the warranty activation period of the last FGUSA or Bertram Product delivered by the Dealer in order that Dealer may continue to provide warranty service on Products which have outstanding warranties.

         F. Time Periods. Any period of time described in the Agreement shall be modified to include such different period of time that may be required by applicable law.

         G. Other Considerations on Termination. Upon the effective date of expiration or termination, Dealer will supply FGUSA and Bertram with customer lists and, except as described in Section 11 and Section 15.D.D. of this Agreement, neither party shall be under no obligation to compensate or otherwise indemnify the other in any way, for any damages, including without limitation consequential damages, or any costs of any kind, whether as a result of a loss of present or prospective profits, anticipated sales, expenditures, investments, commitments made in connection with this Agreement, or on account of any other reason or cause whatsoever. Except as described in Section 11 and Section 15.DD of this Agreement, any right to claim any such damages, compensation or indemnity is hereby expressly waived by the parties.

16. Governing Law; Compliance. This Agreement shall become binding upon the execution by both parties hereto. This Agreement shall be governed, interpreted and construed according to the laws of the State of Florida, U.S.A., without regard to applicable conflicts of law. The parties shall comply with all applicable federal, state and local laws and regulations, including those of any non-U.S. jurisdiction in which it operates, as they apply to their duties under this Agreement.

17. Assignability. This appointment and Agreement is made and entered into with the understanding that it is personal with Dealer and is not, whether by operation of law or otherwise, assignable or in any part delegable or transferable unless pursuant to a corporate reorganization or with the prior written consent of FGUSA or Bertram, as applicable, is obtained which consent shall not be unreasonably withheld, conditioned or delayed. It is understood, however, that Dealer may appoint [****] for the purpose of giving effect to the terms of this Agreement. All such [****] shall be subject to the terms of this Agreement and the Dealer shall be conscious of the need to maintain the confidentiality of this Agreement.

18. Notices. Any written notice given pursuant to this Agreement shall be either hand delivered (by nationally recognized courier with proof of delivery retained), to the party at the respective address first above written. Notice may also be given by fax (with proof of delivery retained) if a copy is also delivered in the manner described herein. Such notice shall be deemed to be given upon first receipt. A change of address may be given by such notice. Notices to Dealer shall be sent to the attention of its CEO and General Counsel at the address above first stated. Notices to FGUSA and Bertram shall be sent to the attention of their respective CEO's at the addresses above first stated, and to Robert N. Allen, Jr., Esq., 601 Brickell Key Drive, Suite 805, Miami, Florida 33131, telefax 305-379-7018.

19. Entire Agreement; Non-Waiver; Severability; Interpretation. This Agreement contains the entire agreement between the parties with respect to the matters set forth herein and may not be amended or modified except by written instrument signed by FGUSA (with respect to matters involving FGUSA) or by Bertram (with respect to matters involving Bertram) and Dealer that expressly states that the writing constitutes a rider or modification to this Agreement. Failure on the part of FGUSA, Bertram or Dealer to enforce any term of this Agreement shall not constitute a waiver thereof. Any provision of this Agreement which in any way contravenes or is unenforceable under applicable law shall not apply and shall be deemed separable and not to be a part of this Agreement without affecting the validity of the remaining provisions. No rule of construction resolving ambiguities in any provision herein against the primary drafter shall apply.

20. Venue. Any action, claim, suit or proceeding between FGUSA, Bertram and Dealer, whether based on federal, state statutory or common law, including but not limited to, any and all disputes relating to, arising out of or in connection with the interpretation, performance or the nonperformance of this Agreement and any and all disputes arising out of or in connection with transactions in any way related to this Agreement (including the termination of this Agreement) shall be litigated solely and exclusively before the United States District Court for the Southern District of the State of Florida. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. Section 1404 or 1406 (or any successor statutes) or the doctrine of forum non conveniens. In the event the United States District Court does not have subject matter jurisdiction of said matter, then such matters shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Miami-Dade County, Florida, and the parties consent to the personal jurisdiction of such courts for the purpose of such litigation. In the event that notwithstanding the foregoing provision, either party brings suit in any venue other than that above required, the defendant in such action may elect to have the dispute, and any further dispute arbitrated under the Commercial Arbitration Rules of the American Arbitration Association in Miami, Florida, and this election shall be deemed made pursuant to the Federal Arbitration Act. ___/___ (initials)

21. Miscellaneous. In case of any dispute relating to the rights and duties imposed by this Agreement, both parties will openly discuss and make reasonable efforts at amicable resolution. Except as expressly described to the contrary in this Agreement, the rights and remedies of each party are not exclusive. The parties shall be under an affirmative duty of good faith. Where consent or approval is required, each party agrees that it shall not unreasonably withhold, delay or condition such consent or approval, unless otherwise provided herein. All Exhibits form a part of this Agreement. The prevailing party in any lawsuit shall be entitled to its reasonable attorneys fees and costs. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

22. Confidentiality: Press Releases. FGUSA and Bertram shall maintain in confidence all Dealer proprietary and confidential information which is disclosed to FGUSA or Bertram. Neither party shall issue press releases or make statements to the press concerning this Agreement, without the advance written approval of the other parties, which shall not be unreasonably withheld, delayed or conditioned.

23. Waivers: Special Damages; Generally; Trial by Jury. The parties waive any right to indemnity, damages or other compensation not explicitly provided for in this Agreement that may arise by virtue of this Agreement, or any order, including without limitation consequential, incidental, exemplary or punitive damages. No waiver of a breach shall be deemed effective unless it is in writing and such shall not be construed as a continuing waiver under any circumstances. The parties hereby waive the right to trial by jury.

24. Steering Committee. FGUSA, Bertram and MarineMax agree that they desire to have meetings of their senior executives at least twice a year for the purpose of evaluating the status of their respective relationships and addressing issues of mutual concern. Each party shall have at least two representatives participate in such meetings, and each party may include in such meetings representatives of their respective holding companies and affiliates.

IN WITNESS WHEREOF, FGUSA and Dealer have executed this Agreement as of the date first above written.

Ferretti Group USA, Inc.                   MarineMax International, LLC.

By:    /s/ [ILLEGIBLE]                     By:    /s/ Michael H. McLamb
       __________________________                 __________________________
Title: President                           Title: V.P.
       __________________________                 __________________________
Date:  __________________________          Date:  __________________________

Bertram Yacht, Inc.

By:    /s/ [ILLEGIBLE]
       __________________________
Title: Pres & CEO
       __________________________
Date:  __________________________

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